STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

February 27, 2007

Job Number: C20070227-0867
Reference Number: 00001226212-56
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070134880-33	Merge In	11 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070134880-33
	Filing Date and Time: 02/27/2007 9:08 AM
	Entity Number: E0121192007-8

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

VENTURES-UNITED, INC.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

AVASOFT, INC.
Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

AVASOFT, INC.
Name of surviving entity

Nevada	corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

VENTURES-UNITED, INC.
Name of merging entity, if applicable

AVASOFT, INC.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

AVASOFT, INC.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

ARTICLE I

NAME

The name of this Corporation shall be: AVASOFT, INC.

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**:

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

VENTURES-UNITED, INC.
Name of merging entity

X [signature] President 2/26/2007
Signature Title Date

AVASOFT, INC.
Name of merging entity

X [signature] President 2/26/2007
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

AVASOFT, INC.
Name of surviving entity

X [signature] President 2/26/2007
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement") dated as of February 26, 2007, is made and entered into by and between Ventures United, Inc., a Nevada corporation (the "Parent"), and Avasoft, Inc., a Nevada corporation and a wholly-owned subsidiary of the Parent (the "Subsidiary").

RECITALS:

A. The Parent and the Subsidiary and their respective boards of directors deem it advisable and to the advantage, welfare, and best interests of the corporations and their respective shareholders to merge the Subsidiary with and into the Parent pursuant to the provisions of the Nevada Revised Statutes (the "NRS") upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Subsidiary shall be merged into the Parent (the "Merger") upon the terms and conditions hereinafter set forth.

ARTICLE I
PRINCIPAL TERMS OF THE MERGER

SECTION 1.1 Merger. On the Effective Date (as defined in Section 5.1 hereof), the Subsidiary shall be merged with and into the Parent, the separate existence of the Subsidiary shall cease and the Parent (sometimes hereinafter referred to as the "Surviving Corporation") shall operate under the name "Avasoft, Inc." by virtue of, and shall be governed by, the laws of the State of Nevada. The address of the registered office of the Surviving Corporation in the State of Nevada will be 2724 Otter Creek Court, #101, City of Las Vegas, State of Nevada.

SECTION 1.2 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Parent as in effect on the date hereof, with the following amendment:

Article I. The name of this corporation shall be: AVASOFT, INC.

SECTION 1.3 Bylaws of the Surviving Corporation. The Bylaws of the Surviving Corporation shall be the Bylaws of the Parent as in effect on the date hereof without change unless and until amended or repealed in accordance with applicable law.

SECTION 1.4 Directors and Officers. At the Effective Date of the Merger, the directors and officers of the Parent in office at the Effective Date of the Merger shall become the directors and officers, respectively, of the Surviving Corporation, each of such directors and officers to hold office, subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation and the NRS, until his or her successor is duly elected or appointed and qualified.

ARTICLE II
CONVERSION AND CERTIFICATES

SECTION 2.1 Conversion of Shares. At the Effective Date of the Merger, each of the following transactions shall be deemed to occur simultaneously:

(a) Common Stock. Each share of the Subsidiary's common stock, $0.001 par value per share (the "Parent's Common Stock"), issued and outstanding immediately prior to the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation's common stock, $0.001 par value per share (the "Surviving Corporation's Common Stock").

(b) Cancellation of Subsidiary Shares Held by Parent. Each share of the Subsidiary's common stock issued and outstanding immediately prior to the Effective Date of the Merger and held by the Parent shall be canceled without any consideration being issued or paid therefor.

SECTION 2.2 Stock Certificates. At and after the Effective Date, all of the outstanding certificates that, prior to that date, represented shares of the Subsidiary's Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of the Surviving Corporation's Common Stock into which such shares of the Subsidiary's Common Stock are converted as provided herein. The registered owner on the books and records of the Subsidiary of any such outstanding stock certificate for the Subsidiary's Common Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of the Surviving Corporation's Common Stock evidenced by such outstanding certificate as provided above.

ARTICLE III
TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

SECTION 3.1 Effects of the Merger. At the Effective Date of the Merger, the Merger shall have the effects specified in the NRS and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of the Parent and the Subsidiary, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate whether by deed or otherwise vested in the Parent and the Subsidiary or either of

them, shall not be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

SECTION 3.2 Additional Actions. If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Parent acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Subsidiary and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of the Subsidiary or otherwise to take any and all such action.

ARTICLE IV
EFFECTIVE DATE; AMENDMENT

SECTION 4.1 Effective Date. Duly authorized officers of the respective parties shall make and execute Articles of Merger and shall cause such documents to be filed with the Secretary of State of Nevada, in accordance with the laws of the States of Nevada. The effective date (the "Effective Date") of the Merger shall be the date on which the Merger becomes effective under the laws of Nevada.

SECTION 4.2 Amendments. The Board of Directors of the Parent may amend this Agreement at any time prior to the Effective Date.

ARTICLE V
MISCELLANEOUS

SECTION 5.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the filing of this Agreement with the Secretary of State of Nevada, by the consent of the Board of Directors of the Parent and the Subsidiary.

SECTION 5.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

SECTION 5.3 Descriptive Headings. The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

SECTION 5.4 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada.

[signature page follows]

IN WITNESS WHEREOF, the undersigned officers of each of the parties to this Agreement, pursuant to authority duly given by their respective boards of directors, have caused this Agreement to be duly executed on the date set forth above.

VENTURES UNITED, INC.
a Nevada corporation

By: ______________________
James R. Wheeler, Chief Executive Officer

AVASOFT, INC.
a Nevada corporation

By: ______________________
James R. Wheeler, Chief Executive Officer